Exhibit 10.46

THIRD AMENDMENT TO CONTRIBUTION AGREEMENT This THIRD AMENDMENT TO CONTRIBUTION AGREEMENT (this "Third Amendment") is made as of the 2nd day of July 2021 (the "Amendment Date") by and among Houston-Hotel Partners, LLC, a California limited liability company, Houston Land Partners, LLC a California limited liability company, (collectively the "Contributor"), and Lodging Fund REIT III OP, LP, a Delaware limited partnership (the "Operating Partnership"). WHEREAS, Contributor and Operating Partnership entered into that certain Contribution Agreement dated Aprill, 2021 as amended on May 18, 2021 by a certain First Amendment and as amended on June 18, 2021 by a certain Second Amendment (collectively, the "Agreement"), for the contribution of a 182-room hotel business known as the Hilton Garden Inn Houston Bush International Airport located at 15400 John F. Kennedy Blvd., Houston, Texas 77032 (the "Property"); WHEREAS, pursuant to the Agreement the Operating Partnership's Due Diligence Period is set to expire at 11:59 PM EST on July 2, 2021; WHEREAS, the Operating Partnership is satisfied with its Due Diligence Review and contingent upon satisfaction of the closing conditions within the Agreement, and the additional conditions enumerated below, tenders its Satisfaction Notice by executing this Amendment. NOW THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows: 1. Capitalization. AU capitalized terms used herein will have the meanings ascribed to those terms in the Agreement, unless otherwise specified herein. 2. Satisfaction Notice. Pursuant to section 2.18.1, the Operating Partnership hereby tenders its Satisfaction Notice, provided that the closing conditions under Section 3 are met prior to closing, which shall also include the following additional conditions: a. Mold and Moisture. The mold and moisture investigation at the Property results in a remediation or care plan of not to exceed $1,000,000 to restore any damage caused by mold or moisture. Any such insurance claims that are opened or re opened as a result of the mold and moisture inspections shall be assigned for the exclusive benefit of the Operating Partnership. b. Financing. Operating Partnership is seeking a related party loan and in such due course must secure approval of its Board of Directors on the financing terms, and such approval will be requested not later than close of business on July 9, 2021. c. Management Agreement. The Operating Partnership must have received duly executed a management agreement with Aimbridge Hospitality on terms acceptable to the Operating Partnership.

d. Franchise. The Operating Partnership has received a duly executed Franchise Agreement on terms acceptable to the Operating Partnership. e. Amended and Restated Contribution Agreement. For the convenience of the Operating Partnership's public reporting requirements, a duly executed Amended and Restated Contribution Agreement, which shall be provided at least three (3) days in advance of closing. If any of the additional conditions, in addition to those stated in Section 3 of the Agreement, are not met then Operating Partnership may terminate his agreement is receive a complete return of the Earnest Money. Closing. In accordance with Section 3.2, and unless extended in accordance with 3. such section, or the Agreement is terminated for the default events provided therein, the closing shall occur on August 2, 2021. 4. Conflict; Counterparts. In the event of any conflict between the terms of this Amendment and the Agreement, this Amendment shall control. This Amendment may be executed in multiple counterparts via facsimile or email in .PDF format, each of which shall be deemed to be an original, but such counterparts when taken together shall constitute but one Amendment. 5. Successors and Assigns. This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, administrators, and assigns. 6. Ratification. Except as set forth above, the terms of the Agreement are hereby ratified and confirmed in their entirety. [Signature Page to Follow]

IN WITNESS WHEREOF, this Third Amendment has been duly executed by the parties hereto as of the even date herewith. CONTRIBUTOR: Houston-Hotel Partners, LLC and Houston Land Partners, LLC each a California limited liability company BY: Houston Hospitality Partners, Inc. a California corporation Managing Member /s/ Charles J. Rotkin President Carles J. Rotkin [OPERATING PARTNERSHIP'S SIGNATURE PAGE TO FOLLOW}

OPERATING PARTNERSHIP: LODGING FUND REIT III OP, LP A Delaware limited partnership By: Lodging Fund REIT III, Inc. Its: General Partner By: /s/ David R. Durell Name: David R. Durell Title: Chief Investment Officer